Supplementary Information                     S-1


                           STATEMENT OF OPERATIONS
                       (millions of dollars except EPS)
                                                First Quarter
Operating revenues                    1994        1993      vs. 1993
  Core Railroad freight             $187.4      $179.0     $  8.4       5 %
  Suburban                            20.6        21.9       (1.3)     (6)%
  Other                                6.5         5.2        1.3      25 %
                                    $214.5      $206.1     $  8.4       4 %
WRPI                                  59.4        48.6       10.8      22 %
Total operating revenues            $273.9      $254.7     $ 19.2       8 %

Operating expenses                  $225.7      $209.1     $ 16.6       8 %
Operating income                    $ 48.2      $ 45.6     $  2.6       6 %
Other income, net                      0.2         4.4       (4.2)    N/M
Interest expense                      22.6        27.5       (4.9)    (18)%

Income before income taxes          $ 25.8      $ 22.5     $  3.3      15 %

Income taxes                        $  9.8      $  7.9     $  1.9      24 %

Net income                          $ 16.0      $ 14.6     $  1.4      10 %

Earnings per common share           $ 0.35      $ 0.33     $ 0.02       6 %

Shares used in EPS
  computation (thousands)           45,305      43,633

                             Supplementary Information                      S-2

                              SELECTED FINANCIAL DATA
                               (millions of dollars)

                                                     First Quarter
                                           1994        1993       vs. 1993
Operating revenues
Core Railroad
  Agricultural Commodities              $   51.2    $   55.9    $ (4.7)    (8)%
  Consumer Products                         34.1        34.7      (0.6)    (2)%
  Energy                                    32.7        27.3       5.4     20 %
  Automotive, Steel and Chemicals           53.2        48.5       4.7     10 %
  Intermodal                                28.9        28.4       0.5      2 %
    Total                               $  200.1    $  194.8    $  5.3      3 %

Less:  Allowances, absorptions and
   adjustments                              12.7        15.8      (3.1)   (20)%

  Core Railroad freight                 $  187.4    $  179.0    $  8.4      5 %
  Suburban                                  20.6        21.9      (1.3)    (6)%
  Other                                      6.5         5.2       1.3     25 %
    Total Core Railroad revenues        $  214.5    $  206.1    $  8.4      4 %

  WRPI revenues                         $   59.4    $   48.6    $ 10.8     22 %

Total operating revenues                $  273.9    $  254.7    $ 19.2      8 %




Operating expenses
  Compensation and benefits             $  103.1    $   96.8    $  6.3      7 %
  Fuel                                      22.2        18.0       4.2     23 %
  Material and purchased services           22.4        20.2       2.2     11 %
  Car hire                                  18.7        15.3       3.4     22 %
  Other rents                               18.3        18.2       0.1      1 %
  Depreciation                              18.6        17.3       1.3      8 %
  Casualties                                 9.5        10.1      (0.6)    (6)%
  Other                                     12.9        13.2      (0.3)    (2)%
Total operating expenses                $  225.7    $  209.1    $ 16.6      8 %

                        Supplementary Information                       S-3

                                 SUMMARY
                             BALANCE SHEET
                         (millions of dollars)


                                    3/31/94            12/31/93
Current assets
     Cash                          $    54.9          $    70.9
     Other                             187.3              177.9

Property, net                        1,812.5            1,820.8

Other                                   71.9               66.3
                                   $ 2,126.6          $ 2,135.9

Current liabilities                $   296.8          $   300.7

Other liabilities and reserves         156.9              162.6
Deferred income taxes                  311.9              303.6
Long-term debt
     C&NW Transportation Co.           715.1              730.4
     Western Railroad Properties, Inc  401.3              412.4

Stockholders' equity                   244.6              226.2
                                   $ 2,126.6          $ 2,135.9

                                  Supplementary Information               S-4
                                            SUMMARY
                                           CASH FLOW
                                    (millions of dollars)

                                                             Three Months Ended
                                                                 March 31,
                                                            1994           1993
Cash flow from operating activities:
Net income (loss) before preferred dividends             $  16.0       $  14.6
Items not affecting cash flow from operating activities:
   Depreciation                                             18.5          17.3
   Amortization of debt cost                                 1.7           2.2
   Gain from sales of property, net                         (0.4)         (3.2)
   Deferred income taxes                                     9.5           7.6
       Cash provided from operating activities
         before changes in assets & liabilities          $  45.3       $  38.5

Changes in assets and liabilities:
   (Increase) decrease in accounts receivable                3.1          (9.6)
   (Increase) decrease in other current assets
      except cash                                          (12.5)         (9.6)
   Increase (decrease) in accounts payable and accruals      ---          (1.4)
   Increase (decrease) in noncurrent reserves for
      special charges                                       (2.7)         (0.8)
   Other, net                                              (10.3)          6.2
       Net cash flow from (used for) operating
           activities                                    $  22.9       $  23.3

Cash flow from financing activities:
   Proceeds from debt financing                          $   ---       $   0.6
   Proceeds from common stock issuance                       1.1           0.4
   Payments on debt                                        (24.9)         (6.6)
   Prepayment of long-term debt                             (5.4)          ---
       Net cash flow from (used for) investing
           activities                                    $ (29.2)      $  (5.6)

Cash flow from investing activities:
   Additions to property                                 $ (11.3)      $ (12.9)
   Proceeds from property dispositions                       1.5           3.5
   Other, net                                                0.1          (0.2)
       Net cash flow from (used for) investing
           activities                                    $  (9.7)      $  (9.6)

Increase (decrease) in cash and temporary cash
    investments                                          $ (16.0)      $   8.1

Cash and temporary cash investments
      - beginning of period                                 70.9          44.2
      - end of period                                    $  54.9       $  52.3

                         Supplementary Information                      S-5

                                  LOADS


                                                   First Quarter
                                      1994        1993     vs. 1993

Agricultural Commodities             72,497      77,996     (5,499)    (7)%

Consumer Products                    46,496      48,944     (2,448)    (5)%

Energy                               91,443      77,639     13,804     18 %

Automotive, Steel and Chemicals      86,493      77,289      9,204     12 %

Intermodal                          174,182     166,905      7,277      4 %

      Total Core Railroad           471,111     448,773     22,338      5 %

WRPI                                212,928     166,539     46,389     28 %

Total                               684,039     615,312     68,727     11 %

   Less re-entry coal loads
   included above in core
   railroad                          73,504      61,605     11,899     19 %

      Total Consolidated            610,535     553,707     56,828     10 %